UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 8, 2007

LML PAYMENT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-13959
(Commission File Number)

98-0209289
(IRS Employer Identification No.)

1680-1140 West Pender Street, Vancouver, BC  V6E 4G1
(Address of principal executive offices and Zip Code)

(604) 689-4440
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On August 8, 2007, LML held its annual and special meeting of shareholders during which a presentation was made to the shareholders in attendance at the meeting.  Furnished as Exhibit 99.1 is a copy of the presentation.

Pursuant to the rules and regulations of the SEC, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Certain statements made herein or in the Exhibits to this Form 8-K that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “should,” “plan,” “projected,” “intend,” and similar expressions to identify forward-looking statements.  These statements are based on LML’s beliefs and the assumptions it made using information currently available to it, including regarding the Beanstream acquisition.  These statements involve risks, uncertainties and assumptions.  The actual results could differ materially from the results discussed in the forward-looking statements.  In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this filing.  LML disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01  Financial Statements and Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

(d)	Exhibits

99.1	Presentation to shareholders at annual and special meeting held August 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LML PAYMENT SYSTEMS INC.

/s/ Carolyn Gaines
By: Carolyn Gaines
Corporate Secretary
Date: August 9, 2007

Exhibit Index

The following is a list of the Exhibits filed or furnished herewith.

99.1	Presentation to shareholders at annual and special meeting held August 8, 2007